Exhibit - 10.2
WM. WRIGLEY JR. COMPANY
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), hereby grants to [                    ] (the “Holder”) as of May ___, 2008 (the “Grant Date”), pursuant to the provisions of the Company’s 2007 Management Incentive Plan, as amended (the “Plan”), the Restricted Stock Program maintained under the Plan (the “Program”), and this Restricted Stock Unit Award Agreement (this “Agreement”) a Restricted Stock Unit Award (the “Award”) with respect to [                    ] shares of the Company’s Common Stock, without par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below and in the Plan and the Program. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Program.
     1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing this Agreement in the space provided below and returning it to the Company’s Global Rewards Department at 410 North Michigan Avenue, Chicago, Illinois 60611 within 30 days after the Grant Date.
     2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award, including dividends or dividend equivalents, unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.
     3. Vesting of Shares Subject to Award.
          3.1 Vesting of Awards Other than Upon Retirement. Except to the extent the Award becomes immediately vested upon a termination of the Holder’s employment by reason of Holder’s Disability or death, pursuant to Section 6(a) of the Program, or as set forth in Sections 3.2, 10 or 11 hereof, the Award shall vest, subject to the Holder’s continued employment with the Company through the applicable vesting date, in equal annual installments on each of the first four anniversaries of the Grant Date (each, a “Vesting Date”). Notwithstanding any other provision of the Plan or the Program, if the Holder’s employment with the Company terminates or is terminated for any reason other than due to Holder’s Retirement, Disability or death, the Holder shall forfeit all rights with respect to any portion of the Award (and the underlying shares of Stock) that has not yet vested as of the effective date of the Holder’s termination of employment, and such unvested portion of the Award shall be immediately cancelled. For purposes of this Agreement, references to employment with the Company shall include employment by an Associated Company.
          3.2 Vesting of Awards Upon Retirement. Notwithstanding any other provision of the Plan or the Program, upon a termination of the Holder’s employment by reason of the Holder’s Retirement, if such Retirement occurs prior to December 31, 2008, and prior to a Change in Control, (i) that number of Restricted Stock Units equal to the product of (x) the fraction, the numerator which shall be equal to the difference between 365 and total number of days elapsed between January 1, 2008, and the date of the Holder’s Retirement, and the denominator which shall be 365, and (y) the total number of Restricted Stock Units originally granted pursuant to the Award, shall be forfeited by the Holder and shall be immediately cancelled and (ii) the remaining Restricted Stock Units subject to the Award shall become vested as of the date of such Retirement. Notwithstanding any other provision of the Plan or the Program, upon a termination of the Holder’s employment by reason of the Holder’s Retirement that occurs on or after December 31, 2008, and prior to a Change in Control, any then unvested Restricted Stock Units shall become vested as of the date of such Retirement. Any Restricted Stock Units that become vested pursuant to this Section 3.2 (the “Retirement Vested Units”) shall be settled pursuant to and in accordance with Section 4.2 below.
     4. Settlement of Award.
          4.1 Settlement of Award Other than upon Retirement. Subject to Section 10 hereof and subject to the withholding of any Required Tax Payments, pursuant to Section 8 of the Program, as soon as practicable after the vesting of any portion of the Award other than due to the Holder’s Retirement, the Company shall issue or transfer to the Holder the number of shares of Stock for each Restricted Stock Unit that has become vested. The Company may effect such transfer either by the delivery of one or more certificates of Stock to the Holder or by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, and in either case by issuing such shares in the Holder’s name or in such other name as is acceptable to the Company and designated in writing by the Holder. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 8 of the Program.
          4.2 Settlement of Award upon Retirement.
          (a) The Holder shall not be entitled to settlement of the Retirement Vested Units upon the occurrence of the Holder’s Retirement but, subject to Section 4.2(b), shall be entitled to settlement of the Retirement Vested Units at such time or times as such Retirement Vested Units would have become vested absent the Holder’s Retirement. The number of Retirement Vested Units eligible for settlement at each Vesting Date shall be equal to the quotient of (i) the Retirement Vested Units divided by (ii) 4 (the “Issuable Shares”). At the time of settlement, the Company shall issue or transfer to the Holder the Issuable Shares, subject to the withholding of any Required Tax Payments pursuant to Section 8 of the Program. The Company may effect such transfer either by the delivery of one or more certificates of Stock to the Holder or by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, and in either case by issuing such shares in the Holder’s name or in such other name as is acceptable to the Company and designated in writing by the Holder. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 8 of the Program.

          (b) Notwithstanding Section 4.2(a), in the event of a Change in Control that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder (a “409A Change in Control”) (including, but not limited to, the consummation of the merger transaction described in Agreement and Plan of Merger with Mars, Incorporated, New Uno Holdings Corporation and New Uno Acquisition Corporation, dated April 28, 2008 (the “Merger Agreement”)), that occurs after the Holder’s Retirement but prior to the settlement of all of the Retirement Vested Units, the Holder shall be entitled to immediate settlement of any then unsettled Retirement Vested Units (or settlement in accordance with Section 10, if applicable). Subject to Section 10, at the time of settlement, the Company shall issue or transfer to the Holder the shares issuable pursuant to this Section 4.2(b), subject to the withholding of any Required Tax Payments pursuant to Section 8 of the Program. The Company may effect such transfer either by the delivery of one or more certificates of Stock to the Holder or by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, and in either case by issuing such shares in the Holder’s name or in such other name as is acceptable to the Company and designated in writing by the Holder. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 8 of the Program.
     5. Agreement Subject to the Plan and Program. This Agreement is subject to the provisions of the Plan and the Program and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan and the Program.
     6. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.
     7. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company.
     8. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
     9. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
     10. Mars Merger. Unless the Award was previously forfeited in whole or in part pursuant to Section 3 hereof or previously became fully vested pursuant to Section 3 hereof, as of the Effective Time (as defined in the Merger Agreement), the Award shall be deemed vested on a pro rata basis based on the total number of days that have elapsed from the Grant Date to the Effective Time relative to the total number of days between the Grant Date and the fourth anniversary of the Grant Date (i.e., 1460 days) (the “Vested Units”). (For illustration purposes, assuming continued employment, in the event such Effective Time occurs on the 438th day following the Grant Date (a date when the total number of days that have elapsed since the Grant Date is equal to 30% of the total number of days between the Grant Date and the fourth anniversary of the Grant Date and is after the first anniversary of the Grant Date so that the Award had previously become 25% vested), the Award would thereupon be deemed vested with respect to an additional number of Restricted Stock Units so that, incrementally, an additional 5% of the Award (the incremental amount between 25% and 30%) would be deemed Vested Units as of the Effective Time.) Upon such Effective Time, each of the Vested Units (and each Restricted Stock Unit that previously vested pursuant to Section 3 hereof but that is then still unsettled pursuant to Section 4 hereof), shall be immediately cancelled and converted into the right to receive an amount of cash equal to the per-share Merger Consideration of $80.00, less applicable withholding, in accordance with Section 2.2(c) of the Merger Agreement (the “Vested Payment”) as soon as practicable following the Effective Time. Notwithstanding any provision of this Agreement, the Plan or the Program to the contrary, with respect to any portion of the Award that is outstanding at the Effective Time and that is not vested at the Effective Time (the “Unvested Units”), no portion of such Unvested Units shall continue after the Effective Time, and all such Unvested Units shall be immediately cancelled. As of the Effective Time, all Restricted Stock Units shall no longer be outstanding and shall automatically cease to exist, and the Holder shall cease to have any rights with respect to any Restricted Stock Units, or Shares or cash equal to or based on the Shares, except the right to receive the Vested Payment with respect to the Vested Units as aforesaid.
     11. Change in Control. In the event the transactions contemplated by the Merger Agreement are not consummated and the Merger Agreement is terminated, then upon a subsequent Change in Control (which shall not include the transactions contemplated by Merger Agreement), the Award shall to the extent not previously forfeited vest in full and shall be settled pursuant to Section 4.1 or Section 4.2(b) hereof, as applicable.
     12. Section 409A. It is intended that this Agreement shall comply with the provisions of section 409A of the Code and the Treasury Regulations relating thereto so as not to subject Holder to the payment of additional taxes and interest under section 409A of the Code. In furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under section 409A of the Code would result in Holder being subject to payment of additional income taxes or interest under section 409A of the Code, Holder and the Company agree to amend this Agreement in order to avoid the application of such taxes or interest under section 409A of the Code. The Company will consult with the Holder in good faith regarding the implementation of the provisions of this Section 12; provided that neither the Company nor any of its employees or representatives shall have any liability to the Holder with respect to thereto.
     13. Non-Solicitation. As a condition to and by accepting this Award, Holder agrees that during his or her employment, and for twelve months after his or her employment ends for any reason, Holder will not directly or indirectly solicit, induce, raid or hire (or directly or indirectly assist with the solicitation, inducement, raiding, or hiring of) any person employed by the Company and/or its Subsidiaries at the time of his or her termination of employment, with whom Holder had regular contact while employed and/or who possesses confidential and proprietary information of the Company and/or its Subsidiaries. Holder agrees that the Company and/or its Subsidiaries will suffer irreparable harm in the event Holder fails to comply with this Section and that monetary damages will be inadequate to compensate the Company and/or its Subsidiaries for his or her breach of this Section. Holder further acknowledges that the covenant contained in this Section is reasonable, and that the benefits set forth in this Agreement are in consideration for the covenant contained herein. To the extent this Section conflicts with prior agreements concerning this subject matter, this Section shall supersede any and all prior agreements or communications.
     14. Residents of Russia. For residents of Russia, notwithstanding anything to the contrary in the foregoing Agreement, the Award will not become effective and will not become a binding obligation of the Company until the Holder accepts the terms and conditions of this Award and it is then approved by the Global Rewards function located in Chicago, IL USA.
     15. Consent to Collection, Processing and Transfer of Personal Data. By accepting the terms of this Award, the Holder voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Holder is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Holder’s ability to participate in the Plan. The Company, its Subsidiaries and the Holder’s employer hold certain personal information about the Holder, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Holder’s participation in the Plan, and the Company and/or any of its Subsidiaries may each further transfer data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Holder authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Holder’s behalf to a broker or other third party with whom the Holder may elect to deposit any shares of stock acquired pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawal of consent may affect the Holder’s ability to participate in the Plan.

WM. WRIGLEY JR. COMPANY
By:
	Name:	William Perez
	Title:	President and Chief Executive Officer

Accepted this day of , 2008.

Holder

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